PEABODY & BROWN
                               101 Federal Street
                        Boston, Massachusetts 02110-1832
                                 (617) 345-1000

                                                               December 17, 1996

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

         Re:      Mutual Fund Select Group
                           Vista Select Balanced Fund
                           Vista Select Bond Fund
                           Vista Select Equity Income Fund
                           Vista Select Intermediate Bond Fund
                           Vista Select International Equity Fund
                           Vista Select Large Cap Equity Fund
                           Vista Select Large Cap Growth Fund
                           Vista Select New Growth Opportunities Fund
                           Vista Select Short-Term Bond Fund
                           Vista Select Small Cap Value Fund

Ladies and Gentleman:

         We have acted as special Massachusetts counsel to Mutual Fund Select Group, a Massachusetts business trust (the "Trust") currently consisting of the above-referenced ten series (the "Funds") on various general matters. This opinion is written in reference to the shares of beneficial interest, $0.001 par value (the "Shares") of the Funds, to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 333-13317 and 811-7843) filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement").

         We have reviewed, insofar as it relates or pertains to each of the Funds, the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted.

         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      /s/  Peabody & Brown

                                                      PEABODY & BROWN